Exhibit 99.1

QWEST CORPORATION ANNOUNCES OFFERING OF $400 MILLION
OF DEBT SECURITIES

DENVER, May 2, 2007 —Qwest Corporation (QC), a subsidiary of Qwest Communications International Inc. (NYSE: Q), announced today that it is offering $400 million aggregate principal amount of debt securities in a private placement to be conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The net proceeds of the offering will be used for general corporate purposes, including repayment of indebtedness, and funding and refinancing investments in the company’s telecommunications assets.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Qwest

Qwest offers a unique and powerful combination of managed voice and data solutions for businesses, government agencies and consumers - locally and throughout the country. Customers coast to coast are turning to Qwest’s industry-leading national fiber optic network and its Spirit of Service for quality products and superior customer experience. Qwest is a participant in Networx, the largest communications services contract in the world, to provide leading-edge voice, data and video services. For more information on Qwest, and its various operating subsidiaries, please go to www.qwest.com. For information about the products and services Qwest is offering in the Networx contract, visit www.gsanetworx.com.

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Forward Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are or were the subject of governmental investigations; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Diane Reberger	Stephanie Comfort
	303-992-1662	800-567-7296
	diane.reberger@qwest.com	IR@qwest.com